UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SPX FLOW, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 12, 2021, SPX FLOW, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with LSF11 Redwood Acquisitions, LLC, a Delaware limited liability company (“Parent”), Redwood Star Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for, on the terms and subject to the conditions therein, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
The following email was sent to certain holders of the Company's restricted stock units (RSU's) on December 21, 2021 regarding treatment of RSU's in connection with the Merger Agreement.

FROM:     SPX FLOW Communication (for Peter Ryan)
TO:         RSU Holders
SUBJECT:    Outstanding Unvested Restricted Stock Units
As announced last week, the Company has entered into an agreement to be acquired by Lone Star. We expect to complete the transaction in the first half of 2022, subject to regulatory clearance, shareholder approval and other customary closing conditions. Once the transaction is completed (the “Effective Time”), we will no longer be a publicly traded company.
The purpose of this note is to update you regarding the treatment of your outstanding unvested restricted stock units (RSU) awards under the SPX FLOW Stock Compensation Plan (the “Plan”) as we transition to becoming a private company. It is important that you review the terms of the awards that you have received so that you know which of the below types of RSUs you have in your account. This note describes the treatment of all of the various types of outstanding RSUs, not all of which may apply to you.
Time-Based RSUs
Your outstanding time-based RSU awards shall become fully vested immediately prior to the Effective Time, subject to your continued employment through the Effective Time. Please note that prior to the Effective Time, any tranches under the outstanding time-based RSU awards that would otherwise vest in accordance with its applicable terms and vesting schedule shall continue to do so.
Performance-Based RSUs
Any 2019 performance-based RSU awards (2019 rTSR and 2019 ROIC) scheduled to vest in Q1 2022 will vest in accordance with the terms of the award agreements and the Plan, and based on the actual performance levels achieved, subject to your continued employment through the applicable vesting dates.
Based on our strong performance and as agreed upon between Lone Star and the Company in the transaction agreement and approved by our Compensation Committee, the 2020 and 2021 performance-based RSU awards will vest at the following levels immediately prior to the Effective Time, and subject to your continued employment through the Effective Time:

Performance-Based RSU Awards	Vesting Level at Effective Time
rTSR RSUs granted in 2020	200% (i.e., 2x)
rTSR RSUs granted in 2021	200% (i.e., 2x)
ROIC RSUs granted in 2020	100% (i.e., 1x)
OI Margin RSUs granted in 2021	325% (i.e., 3.25x)
Any dividend equivalents attached to an unvested RSU award will also become fully vested at the corresponding time and be distributed based upon the vesting of the underlying RSU award.

With respect to the outstanding unvested RSUs that would vest immediately prior to the Effective Time as described above due to the transaction, you will be treated similarly to other SPX FLOW stockholders under the transaction with respect to such vested RSUs. In other words, for each RSU that vests immediately prior to the Effective Time, you will receive a cash payment of $86.50 per vested RSU under the transaction, without interest and subject to applicable tax withholding. No action would be needed on your part to receive the cash payment and the cash payment would be made within five business days of the Effective Time.
If the transaction with Lone Star is not completed, then SPX FLOW will continue as a standalone public company and your outstanding RSU awards will remain subject to the applicable terms of the award agreements and the Plan, and the transaction treatment (including performance level vesting) for your outstanding RSU awards described above would not apply.
I hope that this has helped answer your questions about the treatment of your RSU awards during the transaction process. If you have any additional questions, please submit them to the Global Compensation Team at globalcomp@spxflow.com.

Note that, in the event of any discrepancy between this communication (or any other written or oral communication) and the terms of the Plan and applicable award agreement (as may be modified by the Compensation Committee), the terms of the applicable equity plan and award agreement (as interpreted by the plan administrator) will govern in all cases. Nothing in this communication shall be construed as (i) a guarantee of future employment by SPX FLOW or any of their affiliates (or any buyer and their affiliates), (ii) limiting the ability of SPX FLOW to amend or modify the Plan or any award agreement in the future, and (iii) a guarantee of any particular treatment of any Plan awards in the event of a transaction.
The information in this communication is not intended to be considered tax, investment or legal advice. You should not construe the contents of this communication or any prior or subsequent communications, whether written or oral, as investment, tax or legal advice. SPX FLOW, the plan administrator, and the committees, directors, officers, employees and agents of SPX FLOW are not permitted to provide you with individualized investment, tax or legal advice.

Important Information For Investors And Stockholders
Additional Information and Where to Find it
The proposed acquisition of the Company by Parent and Merger Sub will be submitted to the stockholders of the Company for their consideration. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement with respect to a special meeting of the Company’s stockholders to approve the proposed transaction. The definitive proxy statement will be mailed to the Company stockholders. The Company also plans to file other documents with the SEC regarding the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company, Parent and Merger Sub, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investor.spxflow.com/or by contacting Scott Gaffner, Vice President, Investor Relations and Strategic Insights, SPX FLOW, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.
Certain Information Regarding Participants
The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 1, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the proposed transaction will be contained in the proxy statement for the special meeting and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (8) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.